Exhibit 99.1

Filed by Monroe Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934

Subject Company: Monroe Bancorp
Commission File No. 0-31951

210 East Kirkwood Avenue Bloomington, Indiana 47408
Phone: (812) 336-0201 (800) 319-2664
www.monroebank.com

FOR IMMEDIATE RELEASE

Date:	December 10, 2010
Contact:	Mark D. Bradford, President/CEO, 812-331-3455, Bradford@monroebank.com
Media Contact:	Ashley Fisher, VP/Marketing Director, 812-353-7705,
FisherA@monroebank.com

Monroe Bancorp Announces Cash Dividend and Update on Merger with Old National Bancorp

BLOOMINGTON, Ind. – Monroe Bancorp (the “Company” or “Monroe”) (NASDAQ: MROE) announced that its Board of Directors recently declared a quarterly dividend of $0.01 per share on the Company's Common Stock. The dividend is payable on Friday, December 31, 2010 to shareholders of record as of Friday, December 17, 2010. This dividend is unchanged from the $0.01 per share paid in the third quarter of 2010.

The Company also provided an update on its merger transaction with Old National Bancorp ("Old National").  As previously announced, under the terms of the merger agreement, if the merger is completed shareholders of the Company will receive 1.275 shares of Old National common stock for each share of the Company’s common stock held by them.  The exchange ratio is subject to certain adjustments if, among other things, the Company’s loan delinquencies exceed specified amounts set forth in the merger agreement, or if the Company’s consolidated shareholders’ equity (as computed in accordance with the terms of the merger agreement) is below the amount as of June 30, 2010.  If such computations were made as of November 30, 2010, no adjustments to the exchange ratio would be required as a result of the delinquent loans or shareholders’ equity provisions of the merger agreement.  In addition, the exchange ratio will adjust if the price of Old National common stock as quoted on the New York Stock Exchange (“NYSE”) during the ten trading days preceding the fifth calendar day preceding the effective time of the merger exceeds $10.98 per share.  In such an event, the Company’s shareholders will receive $14.00 of Old National common stock for each share of the Company’s common stock held by them.  The closing price of Old National’s common stock on December 9, 2010, a quoted on the NYSE, was $11.20 per share.  As previously disclosed, the merger is expected to be completed on January 1, 2011, or as soon as possible thereafter in the first quarter of 2011.

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892 and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ Global Stock Market under the symbol MROE.

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Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp (“Old National”) has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of Monroe and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction.  Old National and Monroe have mailed the definitive Proxy Statement/Prospectus to shareholders of Monroe (which mailings were first made on or about November 15, 2010).  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information.  A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and Monroe, may be obtained at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information,” or from Monroe by accessing Monroe’s website at www.monroebank.com under the tab “Shareholder Relations” and then under the heading “Financial Reports.”

Old National and Monroe and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Monroe in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2010 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2010. Information about the directors and executive officers of Monroe is set forth in the proxy statement for Monroe’s 2010 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger.  Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Monroe’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Monroe’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Monroe to complete the proposed merger with Old National, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Monroe’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, and other factors identified in the Company’s periodic filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date of this press release, and neither Monroe nor Old National undertakes any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.